SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 16, 2007
Date of Report (Date of earliest event reported)
PAYLESS SHOESOURCE, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770 (Commission File Number)	43-1813160 (IRS Employer Identification No.)

3231 Southeast Sixth Avenue Topeka, Kansas (Address of Principal Executive Office)	66607-2207 (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On July 16, 2007, Payless ShoeSource, Inc. (the “Company”) entered into employment agreements (each an “Employment Agreement”) with Michael J. Massey, Ullrich E. Porzig, Jay A. Lentz, and Darrel J. Pavelka (collectively, the “Officers” and each an “Officer”) for each to serve as a Senior Vice President of the Company.
     Under the Employment Agreements, the Officers receive an annual base salary, subject to annual review which may result in an increase or decrease in base salary and are eligible to participate in the annual and long-term cash incentive bonus programs and arrangements established for the executives of the Company and the Company’s benefit plans and arrangements. The Employment Agreements provide for an initial base salary of $350,000 for Mr. Massey, $400,000 for Mr. Porzig, $400,000 for Mr. Lentz, and $485,800 for Mr. Pavelka, The Officers will also be eligible for future grants of restricted stock, stock-settled appreciation rights, and stock options as may be made under the terms of the Company’s equity incentive plan.
     The term of the Employment Agreement is initially scheduled to end on May 31, 2009. However, beginning on May 31, 2007, the Contract Term will be automatically extended each day by one day, until either party delivers to the other written notice of non-renewal.
     If during the Employment Agreement term an Officer’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), he will be entitled to (i) a severance payment equal to two times his then-current base salary payable in a lump sum on the next regular pay period following termination of employment (provided that the Officer is not in violation with the non-compete, non-solicitation, confidentiality and work product provisions of the Employment Agreement), (ii) the amount of any annual award payable to him under the Payless ShoeSource, Inc. Incentive Compensation Plan (“ICP”) for the fiscal year in which his employment is terminated, prorated by the number of days he is actively employed in that fiscal year divided by 365, and payable at the time and pursuant to the terms of the ICP, (iii) the long-term portion of their cash incentive bonus prorated based on the number of months actively employed during each respective performance period, and (iv) a special payment which is the equivalent, before taxes, to the portion paid by the Company towards 18 months of COBRA. The payments described in items (ii) and (iii) above shall be paid no later than the time period established under Section 409A of the Internal Revenue Code and the regulations thereunder to be exempt from Section 409A of the Internal Revenue Code under the “short-term deferral” exception.
     Each of the Officers is subject to non-competition and non-solicitation covenants during the term of the Employment Agreement and for a period of two years following termination of employment. Each Officer has also agreed to not use or disclose any Company confidential information and to assign all rights to any work products created by him.
     Capitalized terms not otherwise defined above shall have the meaning ascribed to them in the Employment Agreement. The above description is qualified in its entirety by reference to the form of Employment Agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Form of Employment Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLESS SHOESOURCE, INC.
Date: July 16, 2007	By:	/s/ Ullrich E. Porzig
Ullrich E. Porzig
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Form of Employment Agreement